UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

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MOTOS AMERICA INC

(Exact name of registrant as specified in its charter)

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Nevada	000-52879	39-2060052
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

510 South 200 West, Suite 110

Salt Lake City, Utah 84101

(Address of principal executive offices)

801 386 6700

(Issuer’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares .001 Par Value	WECT	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Our actual results may differ significantly from those projected in the forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Motos America Inc. on a consolidated basis.

SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a Special Joint Meeting of the Board of Directors and the Shareholders of the Company held the 1st day of June, 2022, two new independent directors were elected to serve on the Board of Directors, to serve until the next Annual Meeting of the Shareholders of the Company, unless sooner terminated or resigned.

Name	Age	Title
Jennifer Danielson	50	Director
Brent L. Brown	62	Director

Jennifer Danielson. For over 20 years, Ms. Danielson has advised policy makers and political leaders on health competition and impacts, earning her the reputation as a national influencer in advancing policy.

As President of Regence Blue Cross Blue Shield of Utah, she radically changed the competitive trajectory for a $1B division of a $9B+ health care company (Cambia Health Solutions) by leveraging her comprehensive understanding of the market and ability to navigate complex challenges.

Jennifer served as a trusted advisor to the senior leadership and board while at Cambia. During her tenure, she also served as an executive leader for M&A activities and joint partnerships to expand the customer base, improve quality, and apply innovation for immediate and future competitive capability. She led the company’s COVID-19 response in relation to regulators and elected officials, creating clear criteria and priorities for guiding rapid changes to serve the needs of customers and limit financial risk.

In recent years, Jennifer has served as an expert resource to equity and investment firms regarding health care financing, pay-for-performance trends, and collaboration opportunities. She now serves as Chief Growth Officer for Collective Health, responsible for scaling the company’s vision of empowering individuals and employers, where she is primarily focused on partnership management and development.

Jennifer completed her Bachelor of Arts and Juris Doctorate at the University of Utah and Honors International Exchange Programme at Cambridge University.

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With a stellar track record of success in catalyzing growth for complex organizations and advancing healthcare policy, Jennifer will provide the Board of Directors with a well-rounded background spanning P&L, Government/Regulatory, Legal, and M&A.

Brent L. Brown. Mr. Brown has spent a lifetime in Automotive Dealerships. In 1999 Mr. Brown founded Brent Brown Toyota in 1999. Brent Brown Toyota was Utah's largest volume new car dealership in 2016, outselling every dealership of every brand. The dealership was also recognized in early 2017 for being the #1 Metro Toyota dealership in the United States in Customer Retention, Toyota's measure for loyal customers who purchase again and again from the same dealer. The dealership is also an eight-time winner of Toyota's prestigious President's Award, Toyota's highest recognition for a well-run, customer focused dealership and was voted "Utah County's Favorite New Car Dealer" in 2017 for the fourth year in a row by the readers of Utah Valley Magazine.

Brent was the recipient of the Ernst & Young Entrepreneur of the Year Award in 2003. Brent was also selected to be the President of the Utah Auto Dealers Association and was chosen by Toyota to be one of 13 dealers in the United States to serve on Toyota's National Dealer Council and represent the more than 1250 Toyota dealers in the United States in dealing with the manufacturer in the USA and in Japan. Brent has also served in two Utah Governor appointed positions, serving on the Utah State Board of Regents, which oversees higher education in Utah, and on the Governor's Office of Economic Development Board (GOED). Mr. Brown will provide the Board of Directors a depth of experience in the operation of motor vehicle dealerships, in addition to his passion as a rider.

Compensation. The compensation of these new independent directors is not currently the subject of Board Resolution, or other written contract, but these members anticipate being paid a reasonable fee, together with expenses incurred in attending Board meetings.

Committees. Each of these new directors will serve on the newly formed Compensation Committee of the Company, along with Vance Harrison, Chief Executive Officer and Director.

The Board of Directors of the Company as presently constituted:

Name	Age	Title
Vance Harrison	48	Chief Executive Officer, Director
Terina Liddiard	53	Chief Financial Officer, Secretary/Treasurer Director
Taylor Brody	29	Director
Jennifer Danielson	55	Director
Brent L. Brown	62	Director

CORPORATE HISTORY

General

The Company was incorporated under the laws of the State of Nevada on April 25, 2007 under the name “Contact Minerals Corp.” The Company’s securities traded under the symbol “CNTM” and later “CNTM” after a 2-for-1 forward split in February of 2009.

From the date of incorporation until the summer of 2017, the Company was an exploration stage company, engaged in the acquisition and exploration of mineral properties. The Company was also a “shell company” with no meaningful assets or operations that attempted to identify and merge with an operating company. The Company’s principal business address was in Vancouver, BC, Canada, and the Company was directed by Kerry McCullagh, who served as Director, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, along with his father William McCullagh and Alex Langer who also served as Directors.

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Effective August 29, 2017, the Company and Kerry McCullagh entered into a stock purchase agreement with Shiong Han Wee and Kwueh Lin Wong. Under the terms of the Stock Purchase Agreement Messrs. Wee and Wong agreed to purchase 7,000,000 shares from the Seller and 78,770,000 shares from the Company. As result of this transaction, a total of 94,440,000 shares of Common Stock of the Company were issued and outstanding, of which approximately 90% were controlled directly by the Messrs. Wee and Wong.

Upon the consummation of the sale the executive officers and directors resigned from all of their positions with the Company, and Messrs. Wee and Wong were appointed to take their place.

Effective November 6, 2017, the Company changed its name to “WECONNECT Tech International, Inc.” and its trading symbol to “WECT.” The principal business office moved to Malaysia.

Effective June 8, 2018, the Company acquired 99.662% of the issued and outstanding securities MIG Mobile Tech Berhad (“MTT”), a payment-solution provider, and the Company entered into the payment solution business with a focus on users located in Malaysia.

The Company was never able to profitably operate the MTT business. The Company incurred a net operating loss of $1,103,166 for the year ended July 31, 2020, and an accumulated deficit of $7,638,503 as of July 31, 2020.

On June 20, 2021, the Company and Mr. Ng Chee Chun entered into a Share Sale Agreement to sell the shares of MTT held by the Corporation for di minimus consideration.

On September 27, 2021, the Company and certain other sellers of shares including Mr. Shiong Han Wee, director of the company, entered into a Sale and Purchase Agreement pursuant to which an aggregate of 436,482,690 shares of common stock of the Company and 10,000,000 shares of Series A Preferred Convertible Stock was sold. The Preferred Stock was issued to Mr. Shiong Han Wee as payment in full of all amounts owed by the Company to Mr. Wee, prior to the sale.

After this transaction, Mr. Vance Harrison became the beneficial owner of the common shares and Convertible Preferred Stock, together constituting approximately 91% of the issued and outstanding common stock of the Company (as determined on an as-converted basis).

Pursuant to the terms of the Stock Purchase Agreement, the Board appointed the following individuals to serve in the offices set forth next to their names:

Name	Position
Vance Harrison	Chief Executive Officer, President and Director
Terina Liddiard	Chief Financial Officer, Secretary and Director
Taylor Brody	Chief Marketing Officer and Director

All previous board members resigned from their positions with the Company.

In November, 2021 the Company filed Articles of Amendment with the State of Nevada whereby it changed its name to “Motos America Inc.” Concurrent with the name change, the Company adopted a new business model.

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The Company considers itself as a lifestyle company.  The Company buys and operates BMW Motorcycles, Triumph Motorcycles and Ducati Motorcycles dealerships.  These brands are not sold as practical transportation; instead they are luxury items that buyers consume as part of a more exclusive lifestyle choice. In the view of the Company, this industry is ripe for consolidation. This industry disruption is similar to what has occurred in the automotive dealership niche. The Company believes that consolidation in this niche will invite the same advantages of scale associated with auto-dealer consolidations, namely better operating results flowing from professional management, branding and marketing opportunities, and volume purchasing.  As of the date of the Memorandum, the Company has acquired 4 dealerships, and has a Letter of Intent to acquire 3 more.  In addition, the Company is in the process of developing a new “open point” dealership in Atlanta, GA.

Since November 2021, and under what the Company believes to be exemptions from the registration requirements of the Securities and Exchange Act of 1934, as amended, the Company has raised approximately $5 million USD from private investors in the form of equity and convertible debt. This private placement of securities was terminated on or about the 18th day of April, 2022. The Company anticipates raising an additional $40 Million to accomplish the Company’s short-term-objective of owning 45 dealerships within 3 years.

In February 2022, Kris Odwarka became the President of the Company. Mr. Vance Harrison, who he replaced in this office, continued with the Company as its Chief Executive Officer, and as a member of the Board of Directors. Mr. Odwarka brings a wealth of experience in the Powersports industry to the Company. Over a 29-year span he has worked in various roles with European motorcycle and automotive manufacturers, including serving as the Vice President for North America of BMW Motorrad, and as the President of Husqvarna USA.

On March 15th the Company completed the purchase of its first BMW Motorcycle dealership in Nashville, TN. The Company intends to purchase additional BMW, Triumph, and Ducati motorcycle dealerships across the U.S. as they become available, and as Company resources allow.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 6, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Motos America Inc.

By	/s/ Vance B. Harrison
Name: Vance B. Harrison Title: Chief Executive Officer

Date:  June 8, 2022

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